Exhibit 99.1

AMERICANWEST BANCORPORATION

CONTACT:	Robert M. Daugherty	President and CEO
	Diane L. Kelleher	Chief Financial Officer
(509) 467-6993

NEWS RELEASE

AMERICANWEST BANCORPORATION APPOINTS NEW

DIRECTOR TO BOARD

SPOKANE, WA July 3, 2006 (Businesswire) - AmericanWest Bancorporation (Nasdaq:AWBC) today announced that Kay C. Carnes, Ph.D., CPA, has been appointed to the Board of Directors of both AmericanWest Bancorporation and its wholly owned subsidiary, AmericanWest Bank.

Dr. Carnes is the Director of Graduate Business Programs and Coordinator of Accounting Programs, as well as a tenured professor in the School of Business at Gonzaga University in Spokane, Washington. She holds the designations Certified Public Accountant and Certified Internal Auditor, and is licensed to practice in Washington.

“Kay Carnes brings a tremendous amount of specialized professional expertise to our Board,” said Craig Eerkes, Chairman of the Board, AmericanWest Bancorporation. “In addition to being a long-time resident of Spokane, she will provide a unique business perspective, and we are pleased to welcome her contribution and leadership.”

As the Director of Graduate Business Programs for the School of Business, Carnes is responsible for the student application and admissions process. She also oversees graduate marketing efforts. She teaches graduate-level courses in accounting and ethics. Carnes currently holds the additional position of evaluator for the Northwest Commission on Colleges and Universities, an accreditation organization.

In addition to her teaching and administration role at Gonzaga University, Carnes is a highly-respected accountant who remains involved in accountancy. Currently, she teaches Ethics for Certified Public Accountants, a Washington State Board of Accountancy-approved required course for state-licensed CPAs.

During her career, Carnes has remained extremely active in professional associations and community activities. She is long-time member of the National Association of State Boards of Accountancy (NASBA) and serves as a member of the International Qualifications Appraisal Board, a joint task force with the American Institute of Certified Public Accountants. In addition, Carnes has held several board positions, including past chairperson, with the Washington State Board of Accountancy. Her community involvement is diverse and extensive, including volunteering with several human-service organizations in Spokane. Carnes is a 1992 Graduate of Leadership Spokane.

Carnes is widely published and speaks publicly on the topics of accounting regulation and ethics. She earned her doctorate from St. Louis University, master’s degree from Idaho State University, and bachelor’s degree from the University of Washington.

“AmericanWest Bank is a dynamic and growing company, dedicated to providing customers with excellent financial products—and a true focus on service,” Carnes said. “There is a tremendous amount of energy here and I am excited to be a part of it.”

Carnes accepted the position on the AmericanWest Bancorporation Board of Directors effective July 1, 2006. She will join the Board’s Audit & Compliance Committee.

“We are extremely pleased to have the opportunity to benefit from Dr. Carnes’ knowledge and expertise,” Eerkes said. “AmericanWest Bancorporation is fortunate to have highly-respected individuals serving who are widely-recognized business leaders and topic experts, and Dr. Carnes will be a great addition to this group as we continue to grow the company.”

AmericanWest Bancorporation expanded the size of its Board of directors from six to seven to accommodate the appointment of Dr. Carnes.

AmericanWest Bancorporation is a community bank holding company with 43 offices in Washington and Idaho. For additional information on the company please visit our web site at www.awbank.net.

FORWARD LOOKING STATEMENTS:

This release contains certain forward-looking statements within the Private Securities Litigation Reform Act of 1995 (PSLRA). The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Those factors include, but are not limited to impact of the current national and regional economy and quality of borrowers and assets securing loans, and other factors. For a discussion of factors that could cause actual results to differ, please see the Company’s reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission. Words such as “expects,” “anticipates,” “believes,” other similar expressions or future or conditional verbs such as “will,” “may,” “should,” “would,” and “could” are intended to identify such forward-looking statements. Readers should not place undue reliance on the forward-looking statements, which reflect management’s view only as of the date hereto. The

Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. This statement is included for the express purpose of protecting the Company under PSLRA’s safe harbor provisions.

AmericanWest Bancorporation is a community bank holding company with 43 offices located in Eastern Washington and Northern Idaho. For further information on the Company or to access Internet banking, please visit our web site at www.awbank.net.

AMERICANWEST BANCORPORATION

CONTACT:	Robert M. Daugherty	President and CEO
	Diane L. Kelleher	Chief Financial Officer
(509) 467-6993